DIXON HUGHES GOODMAN LLP
Certified Public Accountants and Advisors

November 29, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: Green Bankshares, Inc.
File No. 000-14289

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Green Bankshares, Inc. dated November 29, 2011, and agree with the statements concerning our Firm contained therein.

Dixon Hughes Goodman LLP